     As filed with the Securities and Exchange Commission on May 24, 1996
                                                     REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                      CHEMICAL MASTER CREDIT CARD TRUSTS
                         (ISSUERS OF THE CERTIFICATES)
                        THE CHASE MANHATTAN BANK (USA)
                  ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE             802 DELAWARE AVENUE            22-2382028
     (STATE OR OTHER      WILMINGTON, DELAWARE 19801      (I.R.S. EMPLOYER
     JURISDICTION OF            (302) 575-5000         IDENTIFICATION NUMBER)
     INCORPORATION OR
      ORGANIZATION)
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOHN A. WARD, III
                          VICE CHAIRMAN OF THE BOARD
                        THE CHASE MANHATTAN BANK (USA)
                      C/O THE CHASE MANHATTAN BANK, N.A.
                           ONE CHASE MANHATTAN PLAZA
                           NEW YORK, NEW YORK 10081
                                (212) 552-2222

                                  COPIES TO:
 DAVID M. EISENBERG, ESQ.    MARTIN R. JOYCE, ESQ.      ANDREW M. FAULKNER
    SIMPSON THACHER &   THE CHASE MANHATTAN BANK, N.A. SKADDEN, ARPS, SLATE,
         BARTLETT               270 PARK AVENUE           MEAGHER & FLOM
   425 LEXINGTON AVENUE    NEW YORK, NEW YORK 10017      919 THIRD AVENUE
 NEW YORK, NEW YORK 10017       (212) 270-5918       NEW YORK, NEW YORK 10022
      (212) 455-2000                                      (212) 735-2000

                                ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   From time to time after this Registration Statement becomes effective as determined by market conditions.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the Securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                       CALCULATION OF REGISTRATION FEE:
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- -------------------------------------------------------------------------------

 TITLE OF EACH CLASS OF   AMOUNT  TO    PROPOSED  MAXIMUM                                   AMOUNT OF
    SECURITIES TO BE          BE         OFFERING PRICE      PROPOSED  MAXIMUM  AGGREGATE  REGISTRATION
       REGISTERED         REGISTERED        PER UNIT*               OFFERING PRICE*            FEE
- -------------------------------------------------------------------------------------------------------
Asset Backed Certifi-
 cates.................   $1,000,000           100%                   $1,000,000             $344.83

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
* Estimated solely for purposes of calculating the registration fee.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Subject to Completion, Dated May 24, 1996

PROSPECTUS
CHEMICAL MASTER CREDIT CARD TRUSTS
ASSET BACKED CERTIFICATES
THE CHASE MANHATTAN BANK (USA)
Transferor
CHEMICAL BANK
Servicer

The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in a specified Chemical Master Credit Card Trust (each, a "Trust"). Each Trust will be formed pursuant to a pooling and servicing agreement among a transferor, a servicer and a trustee, each as identified in the Prospectus Supplement related to the Series of Certificates representing interests in such Trust. The property of each Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. It is currently contemplated that The Chase Manhattan Bank (USA) ("Chase USA" or the "Bank") will own the remaining undivided interest in each Trust not represented by the Certificates issued by such Trust. Chemical Bank, an affiliate of Chase USA, initially will service the related Receivables.
Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates or floating or variable rate Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the related Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables of such Trust at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, a collateral interest, a letter of credit, a surety bond, an insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority of payment to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.
While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the Certificateholders of any previously issued Series.
PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 22.

                     -------------------------------------
THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUSTS ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF CHASE USA, CHEMICAL BANK OR ANY OF THEIR AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                     -------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     -------------------------------------
Certificates may be sold by Chase USA directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to Chase USA from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of Chase USA associated with the issuance and distribution of such Certificates. See "Plan of Distribution."
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                     -------------------------------------
The date of this Prospectus is         , 1996.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of such Trust to Cede & Co. ("Cede"), as nominee of The Depositary Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the related Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of Chase USA or Chemical Bank to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  The Transferor has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Commission on behalf of the Trusts with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Bank has taken all reasonable care to ensure that the information contained in this Prospectus in relation to the Bank and the Certificates is true and accurate in all material respects and that in relation to the Bank and the Certificates there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Bank accepts responsibility accordingly.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Servicer, on behalf of each Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Controller of The Chase Manhattan Bank (USA), 802 Delaware Avenue, Wilmington, Delaware 19801. Telephone requests for such copies should be directed to The Chase Manhattan Bank (USA), at (302) 575-5000.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUPPLEMENT.....................................................   2
REPORTS TO CERTIFICATEHOLDERS.............................................   2
AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   2
PROSPECTUS SUMMARY........................................................   5
RISK FACTORS..............................................................  22
THE TRUSTS................................................................  28
CHASE USA'S CREDIT CARD ACTIVITIES........................................  28
  General.................................................................  28
  Acquisition and Use of Credit Card Accounts.............................  28
  Billing and Payments....................................................  30
  Collection of Delinquent Accounts.......................................  31
  Description of FDR......................................................  31
  Interchange.............................................................  31
  Recoveries..............................................................  32
THE RECEIVABLES...........................................................  32
MATURITY ASSUMPTIONS......................................................  33
USE OF PROCEEDS...........................................................  33
THE CHASE MANHATTAN BANK (USA)............................................  34
DESCRIPTION OF THE CERTIFICATES...........................................  34
  General.................................................................  34
  Book-Entry Registration.................................................  35
  Definitive Certificates.................................................  38
  Interest Payments.......................................................  39
  Principal Payments......................................................  39
  Transfer and Assignment of Receivables..................................  40
  Exchanges...............................................................  40
  Representations and Warranties..........................................  42
  Addition of Trust Assets................................................  44
  Removal of Accounts.....................................................  45
  Collection and Other Servicing Procedures...............................  46
  Discount Option.........................................................  46
  Trust Accounts..........................................................  46
  Funding Period..........................................................  47
  Companion Series........................................................  48
  Investor Percentage and Transferor Percentage...........................  48
  Application of Collections..............................................  48
  Shared Excess Finance Charge Collections................................  50
  Shared Principal Collections............................................  50
  Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-
   Offs...................................................................  50
  Defeasance..............................................................  51
  Final Payment of Principal; Termination.................................  51
  Pay Out Events..........................................................  52
  Servicing Compensation and Payment of Expenses..........................  52
  Certain Matters Regarding the Transferor and the Servicer...............  53
  Servicer Default........................................................  54
  Reports to Certificateholders...........................................  55
  Evidence as to Compliance...............................................  55
  Amendments..............................................................  56
  List of Certificateholders..............................................  57
  The Trustee.............................................................  57

                                                                            PAGE
                                                                            ----
CREDIT ENHANCEMENT.........................................................  57
  General..................................................................  57
  Subordination............................................................  58
  Letter of Credit.........................................................  58
  Cash Collateral Guaranty or Account......................................  58
  Collateral Interest......................................................  58
  Surety Bond or Insurance Policy..........................................  59
  Spread Account...........................................................  59
  Reserve Account..........................................................  59
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  59
  Transfer of Receivables..................................................  59
  Certain Matters Relating to Receivership.................................  60
  Consumer Protection Laws.................................................  61
TAX MATTERS................................................................  62
  General..................................................................  62
  Treatment of the Certificates as Debt....................................  62
  Taxation of Interest Income of U.S. Certificate Owners...................  63
  Sale or Exchange of Certificates.........................................  64
  Possible Alternative Characterizations...................................  64
  Non-U.S. Certificate Owners..............................................  64
  Information Reporting and Backup Withholding.............................  65
  Future Legislation.......................................................  66
  State and Local Taxation.................................................  66
EMPLOYEE BENEFIT PLAN CONSIDERATIONS.......................................  67
PLAN OF DISTRIBUTION.......................................................  68
LEGAL MATTERS..............................................................  69

                               PROSPECTUS SUMMARY

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

TYPE OF SECURITIES..........  Asset Backed Certificates (the "Certificates")
                               evidencing an undivided interest in the assets of a [Chemical] Master Credit Card Trust (each, a "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

TRUSTS......................  Each Trust (each, a "Trust") will be formed pursuant to a pooling and servicing agreement (each such agreement, an "Agreement") to be entered into among a transferor, a servicer, and a trustee, each as identified in the Prospectus Supplement relating to the Series of Certificates representing interests in such Trust (each trustee under an Agreement, a "Trustee"). Each Trust will be created as a master trust under which one or more Series will be issued pursuant to a series supplement to the related Agreement (a "Series Supplement"). Any Series issued by a Trust may or may not be a Series offered pursuant to this Prospectus. Each Prospectus Supplement will identify the related Trust and all Series previously or concurrently issued by such Trust.

TRUST ASSETS................  The assets of each Trust will include receivables
                               (the "Receivables") arising under certain
                               MasterCard(R) and VISA(R)/1/ revolving credit card accounts (the "Accounts") selected from the portfolio of MasterCard and VISA accounts that were originated by Chemical Bank prior to the Account Transfer Date (the "Chemical Bank Portfolio"), and may, at some future time, although no assurance can be given with respect thereto, include receivables arising under accounts originated by Chase USA, and all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, and may include the right to receive Interchange and Recoveries, if any, allocable to the Trust and all monies on deposit in certain bank accounts of the Trust (including any permitted investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. "Interchange" consists of certain fees received by the Transferor from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The term "Enhancement" means, with respect to any Series or Class
- ----------
/1/ MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

                               thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of the Certificateholders of such Series or Class. The term "Credit Enhancement" means, with respect to any Series or Class thereof, any letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class. Credit Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross- support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

                              At the time of formation of each Trust and at
                               certain other times subsequent thereto, the Transferor will convey to the related Trustee all Receivables existing under certain Accounts selected by the Transferor from the Chemical Bank Portfolio based on criteria provided in the related Agreement and all Receivables arising under such Accounts from time to time thereafter until termination of the related Trust. In addition, each Agreement will provide that the Transferor may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts"), the Receivables of which will be included in the related Trust. Each Agreement may provide, that in lieu of Additional Accounts or in addition thereto, the Transferor may include in the related Trust, participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Servicer's or the Transferor's representations and warranties or for any other purpose. See "The Receivables" and "Description of the Certificates--Addition of Trust Assets" and "--Representations and Warranties."

CERTIFICATE INTEREST AND      Each Series of Certificates will represent an
 PRINCIPAL..................   undivided interest in the assets of the related
                               Trust. Each Certificate of a Series will represent the right to receive (i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or other type of rate and (ii) unless otherwise provided in the related
                               Prospectus Supplement,
                               payments of principal during the Controlled
                               Amortization Period, the Principal Amortization
                               Period, or, under certain limited circumstances, the Rapid Amortization Period (each, an
                               "Amortization Period"), or on Scheduled Payment
                               Dates, all as specified in the related
                               Prospectus Supplement.

                              Each Series of Certificates will consist of one
                               or more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate computation, and availability and form of Enhancement.

                              The assets of each Trust will be allocated among
                               the Certificateholders of each Series of such Trust and the holder of the Transferor Certificate of such Trust and, in certain circumstances, the related Credit Enhancement Provider. With respect to a Trust, the aggregate principal amount of the interest of the Certificateholders of a Series in such Trust is referred to herein as the "Investor Interest" and is based on the aggregate amount of the Principal Receivables, plus the amount on deposit in certain accounts, in such Trust allocated to such Series. If specified in any Prospectus Supplement, the term "Investor Interest" with respect to the related Series will include the Collateral Interest with respect to such Series. The aggregate principal amount of the interest of the holder of the Transferor Certificate in a Trust is referred to herein as the "Transferor Interest," and is based on the aggregate amount of Principal Receivables, plus the amount on deposit in certain accounts, in such Trust not allocated to the Certificateholders or any Credit Enhancement Provider with respect to such Trust. See "Description of the Certificates--General."

                              The Certificateholders of each Series will have
                               the right to receive (but only to the extent needed to make required payments under the related Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of

                               Principal Receivables, Finance Charge
                               Receivables and Receivables in Defaulted
                               Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the related Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the Certificates--Investor Percentage and Transferor Percentage."

                              The Certificates of each Series will represent
                               interests in the related Trust only and will not represent interests in or recourse obligations of Chase USA, Chemical Bank or any of their affiliates. A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

RECEIVABLES.................  The Receivables held in each Trust will arise in
                               Accounts selected by the Transferor from the Chemical Bank Portfolio based on criteria provided in the related Agreement and described in the related Prospectus Supplement as applied initially on the date (the "Cut-Off Date") specified in the related Prospectus Supplement and, with respect to certain Additional Accounts, if any, on subsequent dates.

                              The Receivables will consist of amounts charged
                               by cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards (the "Principal Receivables"), plus the related periodic finance charges and amounts charged to the Accounts in respect of certain credit card fees, including cash advance fees, late fees and annual membership fees (the "Finance Charge Receivables"); provided, however, that if the Transferor exercises the Discount Option with respect to a Trust, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates--Discount Option." Recoveries and Interchange allocable to the Trust will be treated as Finance Charge Receivables. See "Chase USA's Credit Card Activities-- Interchange" and "--Recoveries."

                              During the term of each Trust, all new
                               Receivables arising in the Accounts relating to such Trust will be transferred automatically to such Trust by the Transferor. The total amount of Receivables in each Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

                              Pursuant to each Agreement, the Transferor will
                               have the right (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the Transferor Interest at a specified minimum level (the "Minimum Transferor Interest"), will be obligated, to designate additional eligible revolving credit card accounts to be included as Additional Accounts and to convey to the related Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created or, if so specified in the Prospectus Supplement relating to a Series, designate Participations to be included in the related Trust in lieu thereof or in addition thereto. See "Description of the Certificates--Addition of Trust Assets."

                              Pursuant to each Agreement, the Transferor will
                               have the right (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts."

EXCHANGES...................  Each Agreement will authorize the related Trustee to issue two types of certificates: (i) one or more Series of Certificates that will be transferable and have the characteristics described below and (ii) a certificate that evidences the Transferor Interest (the "Transferor Certificate"), which initially will be held by the Bank and which will be transferable only as provided in the related Agreement. Pursuant to any one or more Series Supplements to the related Agreement, the holder of the Transferor Certificate may tender the Transferor Certificate or, if provided in the relevant Series Supplement, Certificates representing any Series (which may include Series offered pursuant to this Prospectus) issued by such Trust and the Transferor Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate (any such tender, an "Exchange"). Any such Series may be offered to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder, directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                              An Exchange may occur only upon delivery to the
                               Trustee of the following: (i) a Series
                               Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause
                               (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the Transferor would not be required to add the Receivables of any Additional Accounts pursuant to the related Agreement and the Transferor Interest would be at least equal to the Minimum Transferor Interest and (vii) the existing Transferor Certificate and, if applicable, the Certificates representing the Series to be exchanged. See "Description of the Certificates--Exchanges."

DENOMINATIONS...............  Unless otherwise specified in the related
                               Prospectus Supplement, beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

BOOK-ENTRY REGISTRATION.....  Unless otherwise specified in the related
                               Prospectus Supplement, the Certificates of each Series initially offered hereby will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive Certificates") are issued under the limited circumstances described herein. See "Description of the Certificates-- Definitive Certificates."

CLEARANCE AND SETTLEMENT....  Unless otherwise provided in the related
                               Prospectus Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfer within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Certificates--Book-Entry Registration."

THE TRANSFEROR..............  The "Transferor" shall mean (a) with respect to the time period prior to June 1, 1996, Chemical Bank, (b) with respect to the time period beginning on June 1, 1996, Chase USA or (c) such other entity as identified in the applicable Prospectus Supplement. The principal executive offices of Chase USA are located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.

THE SERVICER................  Chemical Bank. The principal executive offices of
                               Chemical are located at 270 Park Avenue, New
                               York, New York 10017, telephone number (212)
                               270-6000. The Servicer will receive a fee as servicing compensation from the related Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement. In certain limited circumstances, Chemical may resign or be removed, in which event the Trustee or a third party servicer may be appointed as successor servicer (Chemical, or any such successor servicer, is referred to herein as the "Servicer"). Chemical is a wholly-owned subsidiary of The Chase Manhattan Corporation (the "Corporation"). Chemical has delegated some of its servicing duties to FDR and has delegated substantially all of its other servicing duties to Chase USA effective as of June 1, 1996. The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000. See "The Chase Manhattan Bank (USA)" and "Description of the Certificates--Certain Matters Regarding the Transferor and Servicer."

COLLECTIONS.................  Unless otherwise specified in the related
                               Prospectus Supplement, the Servicer will deposit all collections of Receivables in an account required to be established for such purpose by the related Agreement (the "Collection Account"). See "Description of the Certificates--Application of Collections." All amounts deposited in the Collection Account with respect to a Trust will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may be otherwise characterized. See "Description of the Certificates--Discount Option." All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of each Series of Certificates or Class thereof and the holder of the Transferor Certificate and, in certain circumstances, certain Credit Enhancement Providers. See "Description of the Certificates--Investor Percentage and Transferor Percentage."

INTEREST PAYMENTS...........  Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the related Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the Certificates--Application of Collections," "-- Shared Excess Finance Charge Collections," "Credit Enhancement" and "Risk Factors--Credit Enhancement."

REVOLVING PERIOD............  Unless otherwise specified in the related
                               Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by such Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to early termination of the Revolving Period.

PRINCIPAL PAYMENTS..........  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein. See "Description of the Certificates--Principal Payments."

CONTROLLED AMORTIZATION       If the Prospectus Supplement relating to a Series
 PERIOD.....................   so specifies, unless a Rapid Amortization Period
                               with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the
                               "Controlled Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled
                               Amortization Period will be limited to an amount
                               (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus
                               Supplement (the "Controlled Amortization
                               Amount") plus any existing deficit controlled amortization amount arising from prior
                               Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The
                               Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral
                               Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

PRINCIPAL AMORTIZATION        If the Prospectus Supplement relating to a Series
 PERIOD.....................   so specifies, unless a Rapid Amortization Period
                               with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal
                               Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related
                               Prospectus Supplement) will be used on each Distribution Date to make principal distributions to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The
                               Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earlier of (a) the commencement of the Rapid
                               Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral
                               Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

ACCUMULATION PERIOD.........  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Accumulation Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each a "Transfer Date") in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

                              Funds on deposit in any Principal Funding Account
                               may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

RAPID AMORTIZATION PERIOD...  During the period from the day on which a Pay Out
                               Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of (a) the date on which the Investor Interest of the Certificates of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Series Termination Date (the "Rapid Amortization Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider, monthly on or before each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be limited by any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. The term "Pay Out Event" with respect to a Series of Certificates issued by a Trust means any of the events identified as such in the related Prospectus Supplement and either of the following: (a) certain events of insolvency or receivership relating to the Transferor or (b) such Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

SHARED EXCESS FINANCE
 CHARGE COLLECTIONS.........
                              Any Series offered hereby may be included in a
                               group of Series (a "Group"). If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group or Class thereof to cover any shortfalls with respect to amounts payable from collections of Finance Charge

                               Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, annual membership fees and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement ("Additional Interest"),
                               (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables,
                               (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the applicable Investor Percentage of Principal Receivables in Defaulted Accounts. The term "Investor Charge-Off" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, if any, but not more than such Investor Default Amount. See "Description of the Certificates--Application of Collections," "--Shared Excess Finance Charge Collections," "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" and "Credit Enhancement."

SHARED PRINCIPAL              If so specified in the related Prospectus
 COLLECTIONS................   Supplement, to the extent that collections of
                               Principal Receivables that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal
                               Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

FUNDING PERIOD..............  The Prospectus Supplement relating to a Series of
                               Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the related Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount"), which may be up to 100% of the aggregate principal amount of such Series, will be held in a trust account established with the related Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The Prospectus Supplement relating to a Series of Certificates will specify that the Funding Period for such Series will end on a specified date certain or earlier under certain circumstances, such as the commencement of the Rapid Amortization Period. The actual length of a Funding Period for a Series will be contingent upon another event such as the generation by the Transferor of additional Principal Receivables or the term of the Amortization Period or Accumulation Period of a related Companion Series. Generally, the Amortization Period or Accumulation Period of a related Companion Series will depend upon the payment rate of the Receivables in the Trust. See "Maturity Assumptions." Until the end of the Funding Period of a Series paired with a related Companion Series, the Certificates of such Series will evidence an undivided interest in Receivables to the extent of the Investor Interest in such Series and in funds on deposit in the Pre-Funding Account and Permitted Investments of such funds to the extent of the difference between the aggregate principal amount of the Certificate of such Series (the "Full Investor Interest") and the Investor Interest. The related Prospectus Supplement will specify the initial Investor Interest on the Closing Date with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Principal Receivables are delivered to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs.

                              During the Funding Period, funds on deposit in
                               the Pre-Funding Account for a Series of
                               Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such

                               Series in a manner and at such time as set forth in the related Prospectus Supplement.

                              If so specified in the related Prospectus
                               Supplement, funds on deposit in the Pre-Funding Account with respect to any Series will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

COMPANION SERIES............  If so specified in the related Prospectus
                               Supplement, a Series of Certificates may be paired with another Series issued by the related Trust (a "Companion Series") on or prior to the commencement of an Accumulation Period or Amortization Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest of the Companion Series will increase by an equal amount. Upon payment in full of such Series, the Investor Interest of the Companion Series will have increased by the amount of the Investor Interest paid to Certificateholders of such Series. If a Pay Out Event occurs with respect to the Series having a Companion Series or with respect to the Companion Series when such Series is in an Amortization Period or Accumulation Period, the Investor Percentage in respect of collections of Principal Receivables for the Series and the Investor Percentage in respect of collections of Principal Receivables for the Companion Series may be reset as specified in the related Prospectus Supplement. Resetting of such Investor Percentage may have the effect of reducing the amount of collections of Principal Receivables allocable to the Series that is paired with the Companion Series. While the issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates--Exchanges," there can be no assurance that the terms of a Companion Series will not have an impact on the timing or amount of payments received on the Series with which it is paired. See "Maturity Assumptions" and "Description of the Certificates--Companion Series."

CREDIT ENHANCEMENT..........  Credit Enhancement with respect to a Series or any Class thereof may be provided in the form or forms of subordination, a letter of credit, a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account or other form of support as specified in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of different Series by a cross- support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

                              The type, characteristics and amount of the
                               Credit Enhancement for any Series or Class will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to such Series and the desired rating for each Class, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Credit Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Credit Enhancement will be limited. The terms of the Credit Enhancement with respect to a Series, and the conditions under which the Credit Enhancement may be increased, reduced or replaced, will be described in the related Prospectus Supplement. See "Credit Enhancement" and "Risk Factors--Certificate Rating."

OPTIONAL REPURCHASE.........  With respect to each Series of Certificates, the
                               Investor Interest will be subject to optional repurchase by the Transferor on any Distribution Date after the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any, or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the related Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates-- Final Payment of Principal; Termination."

CERTAIN LEGAL ASPECTS OF
 THE RECEIVABLES............  The Transferor will represent and warrant in each
                               Agreement that the transfer by it to the related Trust is either a valid transfer and assignment to such Trust of the related Receivables, or the grant to such Trust of a security interest in such Receivables. There are certain limited circumstances in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over such Trust's interest. The Bank is subject to Delaware laws applicable to state chartered banks. A Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables. See "Certain Legal Aspects of the Receivables."

TAX STATUS..................  Except to the extent otherwise specified in the related Prospectus Supplement, counsel to the Bank is of the opinion that under existing law the Certificates of each Series will properly be characterized as debt for United States ("U.S.") federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as debt for U.S. federal income tax purposes. See "Tax Matters" for additional information concerning the application of U.S. federal income tax laws.

ERISA CONSIDERATIONS........  Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement, the Transferor anticipates that each Class of Certificates will be eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the assets of each Trust would not be deemed "plan assets" of an employee benefit plan holding the Certificates of any Class if certain conditions are met, including that the Certificates of such Class must be held, upon completion of the public offering being made hereby and by the related Prospectus Supplement, by at least 100 investors who are independent of the Transferor and of one another ("Independent Investors"). Except to the extent otherwise disclosed in the related Prospectus Supplement, the Transferor expects that each Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met. The Transferor anticipates that the other conditions of the regulation will be met. If the assets of a Trust were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 Independent Investor criterion is not satisfied), violation of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving such Trust's assets. Accordingly, fiduciaries or other persons contemplating purchasing Certificates on behalf of or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "Employee Benefit Plan Considerations."

CERTIFICATE RATING..........  It will be a condition to the issuance of the certificates of each Series or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the Transferor to rate any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                              Any rating assigned to the Certificates of a
                               Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the scheduled maturity date set forth in the related Prospectus Supplement, and in the case of interest, on the applicable interest payment dates. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of any Series or Class (including in any Pre-Funding Account) and the availability of any Enhancement with respect to such Series or Class.

                              A rating is not a recommendation to buy, sell or
                               hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Certificate Rating."

LISTING.....................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                 RISK FACTORS

  Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

  Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

  Transfer of Receivables. A court could treat the transfer of Receivables to each Trust as the grant of a security interest in such Receivables for the benefit of holders of Certificates issued by such Trust. The Transferor will represent and warrant in each Agreement that the transfer of the Receivables to the related Trust is either a valid assignment of the related Receivables to such Trust or the grant to the related Trust of a security interest in such Receivables. The Transferor will take, with respect to each Trust, certain actions as are required under New York law to perfect each such Trust's security interest in the related Receivables, and the Transferor will warrant that, if the transfer to such Trust is deemed to be a grant to such Trust of a security interest in the related Receivables, the Trustee will have a first priority perfected security interest therein, and, subject to the limitations described in the penultimate sentence of this paragraph, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "Description of the Certificates--Representations and Warranties"). Nevertheless, if the transfer of Receivables to a Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while Chemical Bank or Chase USA is the Servicer, collections will be commingled with such bank's general funds and used for its benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of Chase USA or Chemical Bank, as the case may be, the Trust may not have a perfected security interest in such collections. If the short-term deposit rating of Chase USA or Chemical Bank, as the case may be, is reduced below A-1 or P-1 by the applicable Rating Agency, such bank will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

  Certain Matters Relating to Receivership. Chase USA is chartered as a Delaware banking corporation and is subject to regulation and supervision by the Delaware State Bank Commissioner. If Chase USA becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Delaware State Bank Commissioner may request the Attorney General of Delaware to apply to the Delaware Court of Chancery for an order appointing a receiver for Chase USA. Since Chase USA is a FDIC-insured bank, Delaware law would require that the FDIC be appointed receiver. The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC may exercise as receiver for the Transferor. To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver for the Transferor. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver of the Transferor, would interfere with the timely transfer to a Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur.

  If a conservator or receiver were appointed for the Transferor, then a Pay Out Event would occur with respect to all Series then outstanding and, pursuant to the related Agreement, new Principal Receivables would not be transferred to the related Trust, and the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each Series of Certificates, or with respect to any Series with more than one Class, of each Class, and any other Person specified in the related Agreement or a Series Supplement), thereby causing early termination of the Trust and a loss to Certificateholders of a Series if the net proceeds of such sale allocable to such Series were insufficient to pay the Certificateholders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series or to prohibit the continued transfer of Principal Receivables to a Trust. If no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the related Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

  Consumer Protection Laws; Litigation. The Accounts and the Receivables are subject to numerous federal, state and local consumer protection laws that impose requirements on the making and collection of consumer loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges and other credit card fees. In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. Federal or state legislation could be enacted which would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts. One potential effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on the Accounts. If such legislation were to result in a significant reduction in the Portfolio Yield, a Pay Out Event could occur, in which case the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events."

  Certain jurisdictions may attempt, and private parties are attempting, to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws, including laws limiting the charges imposed by such out-of-state credit card issuers. A successful attempt could have an adverse impact on the credit card operations of out-of-state credit card issuers including the Bank. Such a determination could also lead to similar actions in other states by private parties or governmental agencies and could have an adverse impact on the Bank's credit card operations or the yield on the Receivables in the Trust. In October 1991, a United States District Court in the State of Massachusetts ruled that Greenwood Trust Company (the Delaware chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. However, in August 1992 the United States Court of Appeals for the First Circuit reversed the federal district court on the grounds that the Massachusetts law was preempted by applicable federal law, and in January 1993 the United States Supreme Court declined to review the ruling by the Court of Appeals. In other cases decided recently in other courts, including the Supreme Court of California and a federal court in Pennsylvania in cases in which the Bank was a defendant, rulings similar to that of the First Circuit have resulted. One state appellate court in Pennsylvania, however, ruled in favor of a challenge to the assessment of late payment and other fees in several cases, including one case in which the Bank is a defendant, and thereby rejected the result reached by the First Circuit in the Greenwood Trust case. The Bank is appealing this decision and these other cases may be appealed. In 1995, the Supreme Court of New Jersey, in two related decisions, also ruled in favor of challenges to the assessment of late payment and other fees. Other cases of this kind remain pending in other courts and still others may be brought in the future. It is likely that some plaintiffs will continue to press such cases and appeals, in an attempt to obtain results in other courts at variance with the First Circuit's decision in the Greenwood Trust case and to otherwise draw distinctions between their case and Greenwood Trust. On April 24, 1996, the Supreme Court of the United States heard oral arguments with respect to an appeal of the decision of the Supreme Court of California. A decision by the

Supreme Court in this case may have the effect of resolving the conflict between the states with respect to this issue. Such actions, if resolved adversely to bank credit card issuers and other consumer revolving loan providers, could have the effect of limiting certain charges, including periodic finance charges, that could be assessed on credit card or other consumer revolving credit accounts of residents of states affected by such litigation and could require credit card issuers and other consumer revolving loan providers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. There can be no assurance that the Bank will not be named as a defendant in future lawsuits or administrative actions. One potential effect of any such litigation involving the Bank, if successful, would be to reduce the Portfolio Yield on the Accounts. If the Portfolio Yield is reduced significantly, a Pay Out Event may occur with respect to a Series, and the Rapid Amortization Period with respect to such Series would commence. See "Description of the Certificates--Pay Out Events."

  Pursuant to each Agreement, the Transferor will covenant to accept reassignment, subject to certain conditions described under "Description of the Certificates--Representations and Warranties," of each Receivable that does not comply in all material respects with all requirements of applicable law. The Transferor will make certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the related Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment, subject to certain conditions described under "Description of the Certificates--Representations and Warranties," of the Receivables affected thereby. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other source. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

  Competition in the Credit Card Industry. The credit card industry is highly competitive. As new credit card issuers enter the market and issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. Each Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor is unable to designate Additional Accounts with respect to a Trust, a Pay Out Event could occur with respect to each Series relating to such Trust, in which case the Rapid Amortization Period with respect to each such Series would commence.

  Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period or an Accumulation Period for a Series or Class thereof with respect to a Trust will be dependent upon the continued generation of new Receivables to be conveyed to such Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new receivables to be conveyed to each Trust and may also affect payment patterns. In addition, increased convenience use (which occurs when cardholders pay their balances in full every month and thus avoid all finance charges on their purchase balances) would decrease the effective yield on the Accounts. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in such monthly payment rate could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. See "Maturity Assumptions."

  Social, Technological and Economic Factors. Changes in use of credit and payment patterns by customers may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have billing addresses in all 50 states and the District of Columbia. The Bank, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological or economic factors will affect future use of credit or repayment patterns.

  Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in a Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

  Effects of Prepayment Distinctions Among Classes. Classes of Certificates may be issued to which may be allocated the risk of early repayment within a Series. With respect to such a Class, a Holder of a Certificate of such Class will be more likely to receive prepayment of his Certificate than would otherwise be the case. In such event such Holder will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of any such repayment. There can be no assurance that the Holder will be able to reinvest the proceeds at a similar rate of return and at a similar risk level. Assuming that a Holder could identify an identical reinvestment opportunity, an early repayment could benefit a Holder who acquired a Certificate of such Class at a discount and harm a Holder who acquired a Certificate of such Class at a premium.

  Effect on Certain Pre-Funded Series of Ability to Generate Additional Receivables. With respect to Certificates of a Series having a Class that employs a Pre-Funding Account in anticipation of the Transferor transferring additional Receivables to the related Trust, if, and to the extent that, the requisite amount of such Receivables are not created during the Pre-Funding Period specified in the related Prospectus Supplement, the Certificateholders of such Class will receive the balance remaining in the Pre-Funding Account at the end of the Pre-Funding Period as an early repayment of Certificate principal. See "Risk Factors--Competition in the Credit Card Industry" and "-- Payments and Maturity" and "Description of Certificates--Funding Period." In such event the Holder of such a Certificate will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment. See "Risk Factors--Effects of Prepayment Distinctions among Classes."

  Ability to Change Terms of the Accounts. Pursuant to each Agreement, the Transferor does not transfer to the related Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts, including changing the annual percentage rate from a fixed rate to a variable rate. The Bank offers cardholders the option of having finance charges accrue based on a fixed or variable periodic rate. The Bank allows its cardholders to switch from one rate option to the other. To the extent that there is an increase in the proportion of Receivables in variable rate Accounts, the effective yield on such Accounts will be affected by fluctuations in the prime rate, and decreases in the prime rate could reduce the yield on such Accounts. A decrease in the monthly periodic finance charge and a reduction in credit card or other fees would decrease the effective yield on the Accounts with respect to a Trust and could result in the occurrence of a Pay Out Event with respect to each Series relating to such Trust and the commencement of the Rapid Amortization Period with respect to each such Series. Unless otherwise specified in the related Prospectus Supplement, under each Agreement the Transferor will agree that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not reduce the annual percentage rate of the monthly periodic finance charges assessed on the related Receivables or other fees on the related Accounts if, as a result of such reduction, the Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The terms "Portfolio Yield" and "Base Rate" for each Series will have the meanings set forth in the Prospectus Supplement relating to each such Series. In addition, unless otherwise specified in the related Prospectus Supplement, each Agreement will provide that the Bank may change the terms of the contracts relating to the related Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, credit card fees, and charge offs), if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event for any related Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as or substantially similar to the related Accounts which are subject to such change. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above or in any Prospectus Supplement, there will be no restrictions on the Transferor ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change the Account terms.

  Basis Risk. A portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. The Certificate Rate applicable to a Series of Certificates issued by such Trust may be based upon an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index which does not coincide with a decline in the index upon which the Certificate Rate is based, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series will not be similarly reduced.

  Master Trust Considerations. Each Trust, as a master trust, may issue Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Credit Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series by a Trust that each Rating Agency that has rated any outstanding Series issued by such Trust deliver written confirmation to the Trustee that such additional issuance will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. See "Description of the Certificates--Exchanges."

  Addition of Trust Assets. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to a Trust. Such Additional Accounts are expected to include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date related to such Trust or to previously-designated Additional Accounts, because such accounts were originated at a different date, under different underwriting criteria or by different institutions, or represent a separate segment of the Bank's credit card business. See "The Chase Manhattan Bank (USA)." Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, the Agreement provides that the Bank may add

Participations to a Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets."

  Control. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the related Agreement or the related Series Supplement. However, the related Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the related Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In such instances, it may be difficult for the Certificateholders of such Series to achieve the results from the vote that they desire.

  Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class (including each Series that includes a Pre-Funding Account) will receive the payments of interest and principal required to be made under the Agreement, in the case of principal on or prior to the scheduled maturity date set forth in the related Prospectus Supplement, and in the case of interest, on the applicable interest payment dates. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables in Additional Accounts to the Trust), of the amounts held in any trust account for the benefit of any Series or Class (including in any Pre-Funding Account) and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

  The Transferor will request a rating of each class of Certificates offered hereby by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request. Only rating agencies that have been requested to rate a particular Series will be a "Rating Agency" for purposes of such Series.

  Credit Enhancement. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Credit Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. Unless otherwise specified in the related Prospectus Supplement, Credit Enhancement available to one Series issued under a Trust will not be available to any other Series under such Trust. See "Credit Enhancement."

  Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominee. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in each Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                  THE TRUSTS

  Each Trust will be formed pursuant to an Agreement in accordance with the laws of the State of New York, unless otherwise specified in the related Prospectus Supplement. No Trust will engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates and the related Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, no Trust is expected to have any need for additional capital resources other than the assets of such Trust.

                      CHASE USA'S CREDIT CARD ACTIVITIES

GENERAL

  On June 1, 1996, Chemical Bank transferred its credit card business, including the Accounts comprising the Chemical Bank Portfolio, to Chase USA. As part of such transfer, Chase USA assumed the obligations of Chemical Bank as the Transferor and became the holder of the Transferor Certificate. See "The Receivables--Account Transfer." Chemical Bank remains as Servicer. However, Chemical Bank has delegated those servicing activities not currently delegated to FDR to Chase USA.

  In addition to its role as Transferor with respect to the Chemical Bank Portfolio, Chase USA also services certain accounts originated by Chase and its affiliates prior to the Account Transfer Date (the "Chase USA Accounts"). The servicing policies and procedures that Chase USA employs with respect to its own portfolio differ in certain respects from the policies and procedures described below. Nevertheless, Chase USA expects to perform its servicing activities with respect to the Chemical Bank Portfolio in the manner described below, which is generally consistent with the servicing policies and procedures employed by Chemical prior to the Account Transfer Date, until the differences in such policies and procedures have been resolved.

  Moreover, it is expected that, at some time in the future, Chase USA Accounts will be added to the Trusts. The Chase USA Accounts have been originated and, as discussed above, serviced under policies and procedures which differ from those of Chemical's credit card business as described below. The terms of the Chase USA Accounts also differ in certain respects from the terms of the Accounts. The Bank does not expect any of these differences or the addition of Chase USA Accounts to the Trusts to have a material adverse effect on the credit quality of the Receivables in the Trusts or on the interests of the Certificateholders. The addition of Chase USA Accounts would be subject to the conditions, including the Rating Agency Condition, described in "Description of the Certificates--Addition of Trust Assets."

  There can be no assurance, however, that any Chase USA Accounts will be added to the Trusts at any time or that, if added to the Trust, the amount of receivables in the Chase USA Accounts will constitute a material portion of the Receivables in the Trusts.

  The Receivables which the Bank will convey to each Trust pursuant to the related Agreement have been and will be generated from transactions made by holders of certain VISA and MasterCard credit card accounts, including cobranded accounts, which are regular accounts, and certain Gold VISA and MasterCard and GrandElite Gold VISA and MasterCard credit card accounts, which are premium accounts. Premium cards are targeted at individuals with higher levels of income. The Bank services these accounts at its facilities located in Hicksville, New York and Matteson, Illinois. Certain data processing and administrative functions associated with the servicing of the Chemical Bank Portfolio are performed on behalf of the Bank through a credit card processor, First Data Resources, Inc. ("FDR"), located in Omaha, Nebraska. See "-- Description of FDR."

ACQUISITION AND USE OF CREDIT CARD ACCOUNTS

  The accounts were generated under the VISA U.S.A., Inc. ("VISA") or MasterCard International Inc. ("MasterCard International") programs and were originated or purchased by the Bank. The Bank is a member of VISA and of MasterCard International. MasterCard International and VISA license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International and VISA provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

  The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

  The VISA and MasterCard credit cards from which the Accounts were established may be used to purchase goods and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine, by a check drawn on an Account or through the use of overdraft protection. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables.

  The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (a) direct mail and telemarketing solicitation for accounts on a preapproved credit basis, (b) applications mailed directly to prospective cardholders, (c) applications made available to prospective cardholders at Chemical Bank's branch banking facilities located throughout New York State and point of sale outlets, (d) applications generated by advertising on television, radio and in magazines and (e) purchases of accounts from other credit card issuers.

  In each case where an account is generated through an application, the Bank reviews the application for completeness and creditworthiness. Applications provide information to the Bank on the applicant's employment history, income, residence status and credit references. In addition to reviewing the application, the Bank obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report, the Bank may resolve the inconsistency regarding the applicant by contacting employers or credit references. The Bank generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed by independent consulting firms and proprietary models and data. Credit scoring is intended to provide a general indication, based on the information available, including data provided from applications and credit bureaus, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to the Bank's credit risk tolerance at the time of approval. The Bank personnel and outside consultants regularly review the predictive accuracy of the scoring models.

  Once an application to open an account is approved an initial credit limit is established for the account based on the applicant's credit score and the applicant's level of income. At least once a year a systematic evaluation of cardholder payment and behavioral information is used to determine eligibility for automatic credit line increases. Credit limits may be also adjusted at the request of the applicant, subject to the Bank's independent evaluation of the applicant's payment and usage history.

  The Bank also generates new accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been preapproved by the Bank. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with the Bank's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for preapproved direct mail or telemarketing solicitation are offered the Bank's credit card without having to complete a detailed application. In the case of preapproved solicitations and conditional offers, various credit limits are offered to members of the group being solicited, which are based upon the prospective cardholder's credit profile and the level of existing and potential indebtedness relative to inferred income based on geographic and demographic characteristics.

  Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing daily periodic finance charges, other charges or minimum payments) and to sell or transfer the accounts and any amounts owed on such accounts to another creditor.

  The Bank has added, and may continue to add, accounts to its portfolio by purchasing credit card accounts from other financial institutions. Credit card accounts that have been purchased by the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts and may not have been subject to the same level of credit review as accounts established by the Bank. Following acquisition, purchased accounts are evaluated against the same criteria utilized by the Bank to maintain Bank-originated accounts to determine whether any of the purchased accounts should be closed immediately. Any of the purchased accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open, subject to the same criteria the Bank uses to evaluate Bank-originated accounts. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. Following acquisition, credit limits on purchased accounts will be adjusted based on the criteria applied to Bank-originated accounts.

BILLING AND PAYMENTS

  The Accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the Bank, using FDR as its service bureau, to cardholders. The following information reflects the current billing and payment characteristics of the Accounts. When an account is established, it is randomly assigned to a billing cycle. Currently, there are 20 billing cycles. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders.

  For more than 90% of the number of Accounts in the Chemical Bank Portfolio as of May 31, 1995 and for all accounts generated thereafter, each month the combined new balance for purchases and advances, less any disputed amounts, is multiplied by 2.083% ( 1/48 expressed as a percentage rounded to the nearest thousandth). For less than 10% of the number of Accounts in the Chemical Bank Portfolio as of such date, the combined new balance for purchases and advances, less any disputed amounts, is multiplied by 1.666% ( 1/60 expressed as a percentage rounded to the nearest thousandth). If the amount so calculated is less than $10.00 it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment, however, is never more than the new balance.

  A daily periodic finance charge is assessed on certain Principal Receivables for each billing cycle. Daily periodic finance charges for a billing cycle are not assessed on Principal Receivables which arise from new purchases made during such billing cycle if either on the first day of such billing cycle there was no purchase balance outstanding or if the purchase balance outstanding on the first day of such billing cycle (including any minimum payment due with respect to cash advances) is paid in full during such billing cycle or if on the last day of such billing cycle there is no purchase balances outstanding. The daily periodic finance charge assessed on cash advances and applicable purchase balances is calculated by multiplying (i) the average daily cash advance and applicable purchase balance during the billing cycle by (ii) the applicable daily periodic finance charge by (iii) the number of days in the billing cycle. Cash advances are included in the average daily cash advance balance and purchases are included in the average daily purchase balance from the date such advance or purchase occurs or, in certain circumstances, on the first day of the billing cycle following the billing cycle in which such advance or purchase occurs. The annual percentage rate for fixed rate accounts ranges from 14.5% per annum for employees of Chemical to 18.8% per annum. The current annual percentage rate for variable rate accounts is based on the Wall Street Journal prime rate plus a spread ranging from 9% to 11.4%. To the extent that the amount of any finance charge applicable to an account balance is less than $0.50, the Bank increases such amount to $0.50.

  The Bank may change the periodic finance charge rate at any time. In addition, cardholders have the option of electing to switch the applicable rate from fixed to variable and vice versa, effective for transactions on or after the date the election is processed.

  The Bank generally assesses an annual membership fee of $20.00 for regular accounts, $40.00 for premium fixed rate accounts and $45.00 for premium variable rate accounts. During the first six months after an account is opened a cardholder may, upon closing the account, request a refund on the unused portion of the annual fee if the account is not delinquent and the account balance does not exceed the credit limit. The Bank may waive the annual membership fees, or a portion thereof, in connection with solicitations of new accounts (and has done so for portions of recent solicitations) or when the Bank determines a waiver to be necessary to operate its credit card business on a competitive basis. In addition to the annual membership fee, the Bank may charge accounts certain other fees including: (i) a late fee of $18.00 with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the payment due date set forth on the monthly billing statement and the amount of the past due payment is $2.00 or more provided that no late fee is assessed if the minimum payment is paid prior to the first day of the following billing cycle, including any minimum payment due with respect to cash advances; (ii) a cash advance fee of 2% of the amount of each cash advance, but such cash advance fee shall not be less than $1.00 nor greater than $10.00; (iii) a fee of $15.00 for each check written on an account (a cash advance) which is returned to the Bank as a result of the account being delinquent or overdrawn;
(iv) a fee of $15.00 with respect to each check submitted by a cardholder in payment of an account which is dishonored and (v) an overlimit charge of $15.00 if, at the end of the billing cycle, the total amount owed for principal in respect of purchases and cash advances exceeds the cardholder's credit line.

  Payments by cardholders to the Bank on the Accounts are processed and applied first to any billed fees and other amounts not subject to finance charges, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled transactions in the order determined by the Bank and then to unbilled finance charges. There can be no assurance that daily periodic finance charges, fees and other charges will remain at current levels in the future. See "Description of the Certificates--Collection and Other Servicing Procedures."

COLLECTION OF DELINQUENT ACCOUNTS

  The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due. The Bank classifies an account as "over limit" if its posted balance exceeds its credit limit.

  Efforts to collect delinquent credit card receivables are made by the Bank's personnel and collection agencies and attorneys retained by the Bank. Collection procedures are determined by an adaptive control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, the Bank includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the control system, the Bank mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank restricts additional extensions of credit related as early as fifty days delinquent based upon the control system. Eighty-five days after an account becomes delinquent the credit card is automatically canceled. Based on the Bank's analysis of a cardholder's behavior through the control system, the Bank may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, the Bank may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

  As of March 31, 1996, the Bank's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became one hundred fifty (150) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such cardholder's account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence.

  Under the terms of an Agreement, Recoveries may be included in the assets of the Trust to the extent, if any, specified in the applicable Supplement for any Series.

DESCRIPTION OF FDR

  FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

INTERCHANGE

  Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Interchange. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Chemical Bank Portfolio. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

RECOVERIES

  The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Recoveries. Recoveries will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables.

                                THE RECEIVABLES

GENERAL

  The Receivables conveyed to each Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the related Agreement as applied on the relevant Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the related Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to such Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to an Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to each Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of each Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Transferor will represent and warrant to the related Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties."

  The Prospectus Supplement relating to each Series of Certificates will provide certain information about the related Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

ACCOUNT TRANSFER

  In connection with the combination of the consumer credit card businesses of Chase USA and Chemical, on June 1, 1996 (the "Account Transfer Date") Chase USA acquired from Chemical the MasterCard and Visa accounts owned by Chemical, including the Accounts, the Receivables of which are assets of Chemical Master Credit Card Trust I (the "Account Transfer"). On the Account Transfer Date, the Transferor Certificate was transferred from Chemical to Chase USA (the "Transferor Exchange") in accordance with the provisions of the Agreement, and, pursuant to an amendment to the Agreement (the "Amendment"), Chase USA became the Transferor under the Agreement, as amended. See "Description of the Certificates--Exchanges." Chase USA assumed all of the obligations of the Transferor under the Agreement, as amended. The Rating Agency Condition was satisfied with respect to the Account Transfer, the Amendment and the Transferor Exchange. The Bank does not expect any of the foregoing to have material adverse effect on the interests of the Certificateholders.

                             MATURITY ASSUMPTIONS

  Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

  No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Chemical Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

  The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to any Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

  The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period. There can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. In addition if, after the issuance of a Series, a related Companion Series is issued and a Rapid Amortization Period commences, payments to the Holders of such Series may be delayed. See "Description of the Certificates--Companion Series."

                                USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                        THE CHASE MANHATTAN BANK (USA)

  Chase USA, a wholly-owned banking subsidiary of The Chase Manhattan Corporation (the "Corporation"), was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is incorporated under the laws of Delaware and, as a state chartered non-member bank, is regulated by the Office of the Delaware State Bank Commissioner and by the Federal Deposit Insurance Corporation. At December 31, 1995, Chase USA's total assets were approximately
11.1 billion, total liabilities were approximately $9.6 billion, and total stockholder's equity was approximately $1.5 billion. Chase USA also takes deposits and offers associated financial services for consumers.

  The Corporation is a bank holding company the principal bank subsidiaries of which are The Chase Manhattan Bank (National Association) and Chemical Bank, a New York State bank ("Chemical"). At December 31, 1995, the Corporation's consolidated assets were greater than $300 billion, and total stockholders' equity was greater than $20 billion.

  The principal executive office of the Bank is located at 802 Delaware Avenue, Wilmington, Delaware 19801, telephone number (302) 575-5000.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued in Series. Each Series will represent an interest in the specified Trust other than the interests represented by any other Series of Certificates issued by such Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. Each Series will be issued pursuant to an Agreement entered into by Chemical and the Trustee named in the related Prospectus Supplement and a Series Supplement to the Agreement. The Prospectus Supplement for each Series will describe any provisions of the particular Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following is a summary of the provisions common to each Series of Certificates. The summaries are qualified in their entirety by reference to the provisions of the related Agreement and Series Supplement.

GENERAL

  The Certificates of each Series will represent undivided interests in certain assets of the related Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in such Trust. Unless otherwise specified in the related Prospectus Supplement, the Investor Interest for each Series of Certificates on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

  Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

  For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

  For each Series of Certificates, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in each Trust not represented by the Certificates issued and outstanding under such Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from each Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the related Agreement and Prospectus Supplement, the Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See "--Certain Matters Regarding the Transferor and the Servicer."

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in each Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Interest in each Trust may also be reduced as the result of an Exchange. See "--Exchanges."

  Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Bank, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

  To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificateholders. See "--Definitive Certificates."

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by

DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

  Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or, if such Holder holds more than an aggregate principal amount of such Definitive Certificates to be specified in the Agreement, by wire transfer to such Holder's account. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions. In addition, if the Certificates are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any Certificate, will also be made at the offices of Banque Generale du Luxembourg, S.A.

  Definitive Certificates will be transferable and exchangeable at the offices of any of the Transfer Agents and Registrars, which shall initially be Chemical Bank and the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

  For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding Monthly Period or Periods and may be funded from certain investment earnings on funds held in accounts of the related Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate for each Class thereof, and, for a Series or each Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, the formula, index or other method by which such Certificate Rates are determined and any cap or other limitations on any Certificate Rate.

PRINCIPAL PAYMENTS

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the

Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Schedule Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

  Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal payment guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

  The Transferor will transfer and assign at the time of formation of each Trust all of its right, title and interest in and to the Receivables in the related Accounts and all Receivables thereafter created in such Accounts.

  In connection with each such initial transfer and in connection with each subsequent transfer of Receivables to a Trust, the Transferor will indicate in its computer files that the related Receivables have been conveyed to such Trust. In addition, the Transferor will provide to the Trustee with respect to each Trust computer files or microfiche lists, containing a true and complete list showing each related Account, identified by account number and by total outstanding balance on the date of transfer. The Transferor will not deliver to the related Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to a Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file with respect to each Trust Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of applicable state law. See "Risk Factors--Transfer of Receivables" and "Certain Legal Aspects of the Receivables."

EXCHANGES

  For each Series of Certificates, the related Agreement will provide for the related Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Transferor Certificate, a certificate which evidences the Transferor Interest, which initially will be held by the Transferor and will be transferable only as provided in the related Agreement. On the Account Transfer Date, concurrently with the transfer of the Accounts from Chemical to the Bank, the Transferor Certificate was transferred from Chemical to the Bank in accordance with the provisions of the Agreement. See "The Receivables-- Account Transfer." The related Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Transferor Certificate may tender such Transferor Certificate, or the

Transferor Certificate and the Certificates evidencing any Series of Certificates issued by such Trust, to the related Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate. Pursuant to each Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the related Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by such Trust. However, as a condition of an Exchange, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

  Unless otherwise specified in the related Prospectus Supplement, the holder of the Transferor Certificate may perform Exchanges and define Principal Terms such that each Series issued under a Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the related Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. The holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement with respect to each Series. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Transferor Certificate will also have the option under the related Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under a related Agreement.

  Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the related Agreement. Under each Agreement, the holder of the Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Under each Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series (and, if applicable, each Class thereof): (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. Each Agreement will provide that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series,
(ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) a Tax Opinion, (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement executed by the Transferor and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the Transferor would not be required to add Additional Accounts pursuant to the related Agreement and the Transferor Interest would be at least equal to the Minimum Transferor Interest and (vii) the existing Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in each Agreement, certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the related Agreement and (b) as of the relevant Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the related Trustee or to the Transferor and the related Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the related Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in each Agreement representations and warranties to the related Trust relating to the Receivables in such Trust to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by such Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Transferor will make in each Agreement representations and warranties to the related Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by such Trust
(a) the related Agreement will constitute a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under such Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under such Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. The obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Account" will mean, as of the relevant Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the related Trust), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Transferor as counterfeit, deleted, fraudulent, stolen or lost, (e) which has either been originated by the Transferor or acquired by the Transferor from other institutions and (f) which has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. Under each Agreement, the definition of Eligible Account may be changed by amendment to such Agreement without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Transferor or the related Trust has good title free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF TRUST ASSETS

  As described above under "The Receivables," the Transferor will have the right to designate for each Trust, from time to time, Additional Accounts to be included as Accounts with respect to such Trust. In addition, the Transferor will be required to designate Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferor will convey to the related Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created.

  Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from an institution which may have had different credit criteria.

  In addition to or in lieu of Additional Accounts, the Transferor will be permitted to add to the related Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the related Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. Each Agreement may be amended to permit the addition of a Participation in a Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust. To the extent required pursuant to the Securities Act, any Participations transferred to a Trust will (a) have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be acquired in secondary market transactions not from the issuer or an affiliate.

  Except as described in the following paragraph, a conveyance by the Transferor to a Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Transferor shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts or Participations; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable,

(y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Chemical Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent; (iv) the Transferor shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust and (v) under certain circumstances, if any, specified in the related Prospectus Supplement with respect to Additional Accounts and in all cases with respect to Participations, each Rating Agency then rating any Series of Certificates outstanding under such Trust shall have consented to the addition of such Additional Accounts or Participations.

  If specified in the related Prospectus Supplement, additional Accounts may be automatically added to the Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account or
(ii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee a computer file or microfiche list of all such included Accounts. In connection with any such automatic addition of Additional Accounts, the Transferor will be required to satisfy the conditions specified in clause (iii) in the preceding paragraph.

  In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of each Trust, a Report on Form 8-K with respect to any addition to a Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of such Trust.

REMOVAL OF ACCOUNTS

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the related Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the related Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur; (ii) the Transferor shall have delivered to the related Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under such Trust were utilized in selecting the Removed Accounts to be removed from such Trust; (iv) each Rating Agency then rating each Series of Certificates outstanding under such Trust shall have received notice of such proposed removal of Accounts and the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then current rating for any such Series;
(v) the aggregate amount of Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified; (vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the related Prospectus Supplement) of the aggregate amount of the Principal Receivables in such Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the initial Investor Interest or Full Investor Interest, as applicable, of such Series; (vii) such other conditions as are specified in the related Prospectus Supplement; and (viii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vii) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account without the consent of the related Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

  For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

DISCOUNT OPTION

  The Transferor may at any time designate a specified fixed or variable percentage as specified in the related Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts with respect to the related Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Such designation will become effective upon satisfaction of the requirements set forth in the related Agreement, including confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the related Trust. Collections of Receivables to which such Discount Option is applicable that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

TRUST ACCOUNTS

  Unless otherwise specified in the Prospectus Supplement relating to a Trust, the related Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. Each Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish a "Distribution Account" which shall be an Eligible Deposit Account. The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such accounts, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (a) the Servicer, (b) a depository institution (which may be the Trustee or an affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has a certificate of deposit rating of "P-1" by Moody's Investors Service, Inc. ("Moody's"), (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (y) a certificate of deposit rating of "A-1+" by Standard & Poor's Ratings Service ("Standard & Poor's") and (iii) is a member of the FDIC or (c) any other institution that is acceptable to the Rating Agencies. Unless otherwise specified in the related Prospectus Supplement, funds in the Principal Account and the Finance Charge Account for each Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement), (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement),
(iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and (vi) any other investment that by its terms converts to cash within a finite time period if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Investor Certificates (such investments, "Permitted Investments"). Unless otherwise specified in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. Unless otherwise specified in the related Prospectus Supplement, Chemical will be the paying agent (the "Paying Agent") and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

  For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period specified in such Prospectus Supplement, the Pre-Funding Amount, which may be up to 100% of the aggregate principal amount of the Certificates of such Series, will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The Prospectus Supplement relating to a Series of Certificates will specify that the Funding Period for such Series will end on a specified date certain or earlier under certain circumstances, such as the commencement of the Rapid Amortization Period. The actual length of a Funding Period for a Series may be contingent upon another event such as the generation by the Transferor of additional Principal Receivables or the term of the Amortization Period or Accumulation Period of a related Companion Series. Generally, the Amortization Period or Accumulation Period of a related Companion Series will depend upon the payment rate of the Receivables in the Trust. See "Maturity Assumptions." Until the end of the Funding Period of a Series paired with a related Companion Series, the Certificates of such Series will evidence an undivided interest in Receivables to the extent of the Investor Interest in such Series and in funds on deposit in the Pre-Funding Account and Permitted Investments of such funds to the extent of the difference between the Full Investor Interest and the initial Investor Interest. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs.

  During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such event will result in an early repayment of Certificate principal and the Certificateholders of such Series will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment.

  If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

COMPANION SERIES

  If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with a Companion Series issued by the related Trust on or prior to the commencement of the Amortization Period or Accumulation Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest in the related Trust of the Companion Series will be increased. If a Pay Out Event occurs with respect to the Series having a Companion Series or with respect to the Companion Series when the Series is in an Amortization Period, the Investor Percentage in respect of collections of Principal Receivables for the Series and the Investor Percentage in respect of collections of Principal Receivables for the Companion Series may be reset as provided in the related Prospectus Supplement. Resetting of such Investor Percentage may have the effect of reducing the amount of collections of Principal Receivables allocable to the Series that is paired with the Companion Series. While the issuance of a Companion Series will be subject to the conditions described under "-- Exchanges," there can be no assurance that the terms of a Companion Series might not have an impact on the timing or amount of payments received on the Series with which it is paired. See "Maturity Assumptions."

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

  For each Trust, the Servicer will allocate between the Investor Interest of each Series issued by such Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

  The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

  Unless otherwise specified in the related Prospectus Supplement, except as otherwise provided below, the Servicer will deposit into the Collection Account for the related Trust, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Chemical remains the Servicer under the related Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit or other credit support acceptable to each Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then existing rating of the related Series (and if a Trust has issued more than one Series, any Series of certificates then issued and outstanding thereunder), or
(b) the Servicer has and maintains a minimum certificate of deposit rating of P-1 by Moody's and A-1 by Standard & Poor's unless otherwise specified in the related Prospectus Supplement and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  Unless otherwise specified in the related Prospectus Supplement, notwithstanding anything in the related Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the

Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and
(ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

    (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the related Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust;

    (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

    (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be invested or held for investment in Principal Receivables, provided that if after giving effect to the inclusion in the related Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust;

    (d) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Interest is reduced to the Minimum Transferor Interest, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust; and

    (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

  Any amounts collected in respect of Principal Receivables and not paid to the Transferor because the Transferor Interest is zero as described above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is equal to or greater than zero. If an

Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the related Trust in the manner and order of priority specified in the related Prospectus Supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

  Any Series offered hereby may be included in a Group. The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. See "--Application of Collections" and "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

SHARED PRINCIPAL COLLECTIONS

  If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

  Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables, comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

  With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

  If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the related Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in such Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event that the exclusion of such Receivables from the calculation of the Transferor Interest at such time would cause the Transferor Interest to be less than the Minimum Transferor Interest, the Transferor will be required to pay an amount equal to such deficiency to the Principal Account.

DEFEASANCE

  If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the related Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of such Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the related Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) a Tax Opinion.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

  With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the related Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

  The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the related Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

  Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, each Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) August 31, 2016, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of each Trust and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

PAY OUT EVENTS

  Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by a Trust upon the occurrence of either of the following events:

    (a) certain events of insolvency or receivership relating to the Transferor;

    (b) the Transferor is unable for any reason to transfer Receivables to such Trust in accordance with the provisions of the related Agreement; or

    (c) such Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each such Series (or if any Series has more than one Class, of each Class, and any other Person specified in the related Agreement or a Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections" and in the related Prospectus Supplement.

  If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for each Trust will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by such Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the related Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

  With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the related Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the related Agreement. Chemical, as initial Servicer, intends to delegate some of its servicing duties to FDR and substantially all of its other servicing duties to the Bank; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the related Agreement.

  Each Agreement will provide that the Servicer will indemnify the related Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

  In addition, each Agreement will provide that, subject to certain exceptions, the Transferor will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates or those which arise from any action of a Certificateholder) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the New York Revised Limited Partnership Act in which the Transferor is a general partner.

  Each Agreement will provide that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the related Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

  Each Agreement will provide that, in addition to Exchanges, if applicable, the Bank may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a Tax Opinion. On the Account Transfer Date, concurrently with the transfer of the Accounts from Chemical to the Bank, the Transferor Certificate was transferred from Chemical to the Bank. See "The Receivables--Account Transfers."

  Any person into which, in accordance with each Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

  Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the related Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the related Agreement and in the Transferor Interest will not be affected by such termination. The related Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

  Unless otherwise specified in the related Prospectus Supplement, "Servicer Default" under any Agreement refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the related Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

    (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer, or

    (e) such other event specified in the related Prospectus Supplement.

  Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Transferor and the holders of Certificates of each Series issued and outstanding under the related Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either Trustee or the majority of the Certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are at least a specified number of days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the end of the related Record Date (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

  On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

  Each Agreement will provide that on or before August 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the related Agreement during the period covered by such report (which shall be the period from July 1 (or for the initial period, the relevant Closing Date) of the preceding calendar year to and including June 30 of such calendar year) except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

  Each Agreement will provide for delivery to the Trustee on or before August 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

  Unless otherwise specified in the related Prospectus Supplement, each Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the related Trustee, without the consent of Certificateholders of any Series then outstanding, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of such Agreement or Series Supplement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders of any Series then outstanding.

  Each Agreement and any related Series Supplement may be amended by the Transferor, the Servicer and the related Trustee without the consent of any of the Certificateholders of any Series then outstanding for the purpose of adding, changing or eliminating any provision thereof or any right of the holders of Certificates thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interests of any Certificateholder, (ii) such amendment will not cause the Trust to be characterized as a corporation for federal income tax purposes or otherwise have a material adverse effect on the federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency ten business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the rating of the Certificates of any Series will not be reduced or withdrawn as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on Certificates of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder of any Series, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Interest for Certificates of any Series is determined, (iv) change the manner in which the Transferor Interest of any Series is determined or (v) reduce the percentage required in the following paragraphs to consent to such amendment.

  Each Agreement may also be amended by the Transferor, the Servicer and the related Trustee with the consent of the holders of the Certificates evidencing undivided interests aggregating more than 50% of the Investor Interest of each Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of holders of Certificates. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such Series without the consent of all the related Certificateholders, (b) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of each holder of Certificates of all Series affected thereby.

LIST OF CERTIFICATEHOLDERS

  With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

  The Prospectus Supplement for each Series will specify the Trustee under the related Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                              CREDIT ENHANCEMENT

GENERAL

  For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

  Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

  If so specified in the related Prospectus Supplement, one or more of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinated in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

  If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

  If so specified in the related Prospective Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes or Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Transferor will represent and warrant in each Agreement that the transfer of Receivables by it to the related Trust is either a valid transfer and assignment to such Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor will also represent and warrant in each Agreement that, in the event the transfer of Receivables by the Transferor to the related Trust is deemed to create a security interest under the Uniform Commercial Code as in effect in The State of Delaware (the

"UCC") there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of such Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of Certificates--Representations and Warranties."

  The Transferor will represent as to Receivables to be conveyed, that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and chattel paper and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the related Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the related Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over such Trust's interest. Under each Agreement, however, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver or the Delaware State Bank Commissioner may also have priority over the interest of the Trust in such Receivable. In addition, while Chemical is the Servicer, collections will be commingled with Chemical's general funds and used for Chemical's benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of Chemical, the Trust may not have a perfected security interest in such collections. If the short-term deposit rating of Chemical is reduced below A-1 or P-1 by the applicable Rating Agency, Chemical will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Bank is chartered as a Delaware banking corporation and is subject to regulation and supervision by the Delaware State Bank Commissioner. If the Bank becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Delaware State Bank Commissioner may request the Attorney General of Delaware to apply to the Delaware Court of Chancery for an order appointing a receiver for the Bank. Since the Bank is a FDIC-insured bank, Delaware law would require that the FDIC be appointed receiver.

  FIRREA sets forth certain powers that the FDIC may exercise as receiver for the Bank. To the extent that the Bank has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the Bank's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver for the Bank. There is no suggestion in the positions taken by FDIC staff prior to the enactment of FIRREA that the FDIC, if appointed receiver of the Bank, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payment on the Certificates and possible reductions in the amount of those payments could occur.

  Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to each Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the related Trust. Pursuant to each Agreement, newly created Principal Receivables will not be transferred to the related Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the related Agreement or a Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Bank. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. However, if no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the related Agreement. See "Description of the Certificates--Pay Out Events."

CONSUMER PROTECTION LAWS

  The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Chemical Bank or Chase USA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. A Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to such Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will warrant in each Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer will also agree in each Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in a Trust.

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any related Receivables being written off as uncollectible when the amount available under any Credit Enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

                                  TAX MATTERS

GENERAL

  The following is a general discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a Certificate. This discussion is based on present provisions of the Internal Revenue Code of 1986 as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authorities, all of which are subject to change, which change may be retroactive. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" includes any U.S. Person and any other person to the extent that the income attributable to a Certificate is effectively connected with that person's conduct of a U.S. trade or business. For purposes of this discussion, the term "non-U.S. Certificate Owner" means any person other than a U.S. Certificate Owner.

TREATMENT OF THE CERTIFICATES AS DEBT

  The Transferor and the Certificate Owners will express in each Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferor, by entering into an Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for U.S. federal, state and local income and franchise tax purposes. However, each Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat each Agreement, for certain nontax accounting purposes, as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of U.S. federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Simpson Thacher & Bartlett, a partnership which includes professional corporations ("Tax Counsel"), is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will properly be characterized for U.S. federal income tax purposes as indebtedness secured by the Receivables. In the further opinion of Tax Counsel, each Trust will not be an association or publicly traded partnership taxable as a corporation for such purposes. Except where indicated to the contrary, the following discussion assumes that the Certificates are debt for federal income tax purposes.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

  General. Since (i) the Trust and the Trustee have no discretion to withhold, delay or otherwise defer scheduled monthly payments of interest on the Certificates (provided the Trust has sufficient cash on hand to allow the Trustee to make such interest payments) and (ii) Additional Interest will accrue and compound on any such interest payment that is not paid timely, the Transferor intends to take the position that the stated interest payable on the Certificates is "qualified stated interest" within the meaning of Treasury regulation 1.1273-1(c)(1) and, thus, is not "original issue discount" ("OID") within the meaning of section 1273(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, a U.S. Certificate Owner should include stated interest on a Certificate in gross income in accordance with such U.S. Certificate Owner's method of tax accounting.

  The Transferor's position that stated interest on the Certificates is "qualified stated interest" will not be sustained, however, unless such stated interest is considered to be "unconditionally payable." Treasury regulation 1.1273-1(c)(1)(ii) provides that interest is "unconditionally payable" if the late payment of such interest (other than late payment that occurs within a reasonable grace period) or the nonpayment of such interest is expected to be penalized or reasonable remedies exist to compel the payment of such interest. However, the meaning of "penalized" is unclear. Moreover, the Internal Revenue Service ("IRS") recently issued Revenue Ruling 95-70, in which it announced its position that stated interest on a debt obligation would not be considered to be "unconditionally payable" and, thus, would not be considered to be "qualified stated interest" even if, absent other remedies to compel payment, interest accrues on past-due payments of such stated interest at a rate that is 2% greater than the stated yield on such debt obligation. Therefore, even though unpaid interest payments on the Certificates will accrue Additional Interest at a rate 2% in excess of the applicable Certificate Rate, it is unclear whether the stated interest on the Certificates will be considered "unconditionally payable."

  While, as set forth above, the facts of the ruling may be distinguishable from the terms of the Certificates in that the payment of stated interest on the Certificates is not discretionary, it is nevertheless possible that the IRS could reject the Transferor's characterization of the stated interest. If the stated interest on the Certificates is not treated as "qualified stated interest," all stated interest payable with respect to the Certificates will be considered OID and U.S. Certificate Owners will be required to accrue stated interest on the Certificates (and any discount) under the constant-yield-to-maturity method described below. Such tax treatment would cause a U.S. Certificate Owner to include such OID in income in advance of the receipt of cash attributable to such interest income and, if the Certificates are issued at a discount (even a de minimis discount), a U.S. Certificate Owner's yield on a Certificate would be greater than the stated yield on such Certificate.

  Original Issue Discount. If stated interest on the Certificates is not considered "unconditionally payable" or the Certificates are issued with OID, the provisions of sections 1271 through 1273 and 1275 of the Code will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance for any partial principal payments).

  Market Discount. A U.S. Certificate Owner who purchases a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

  Market Premium. A U.S. Certificate Owner who purchases a Certificate at a premium may elect to amortize and deduct the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

  Upon a sale or exchange of a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Certificate Owner's adjusted basis in the Certificate. The adjusted basis in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the Certificate prior to its sale and reduced by any principal payments previously received with respect to the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS

  Although as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates or any Collateral Interest were not debt obligations for federal income tax purposes, all or a portion of the related Trust could be classified as a partnership or an association taxable as a corporation for such purposes. Because in the opinion of Tax Counsel the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt, no attempt will be made to comply with any IRS reporting or other requirements that would apply if all or a portion of a Trust were treated as a partnership or a corporation.

  If a Trust were treated in whole or in part as a partnership in which some or all holders of publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. If such a partnership nevertheless were not treated as a publicly traded partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferor (or the holder of the Transferor Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amount and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual may be taxed on a greater amount of income than the stated rate on the Certificates. In addition, if the partnership is a "publicly traded partnership" (as defined in section 469(k)(2) of the Code), even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

  If the arrangement created by an Agreement were treated in whole or in part as a publicly traded partnership or an association taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, those distributions by such corporation would be treated as dividends for tax purposes to Certificate Owners not treated as holding debt to the extent of the current and accumulated earnings and profits of the deemed corporation.

NON-U.S. CERTIFICATE OWNERS

  Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

    (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Transferor or any Paying Agent of principal or interest on a Certificate owned by a non-U.S. Certificate Owner, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Transferor through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

    (b) no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a non-U.S. Certificate Owner upon the sale, exchange or retirement of a Certificate; and

    (c) a Certificate beneficially owned by an individual who at the time of death is a non-U.S. Certificate Owner will not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Certificate would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

  To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Certificate, or a financial institution holding the Certificate on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Transferor with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Pursuant to current temporary Treasury regulations, these requirements will be met if
(1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 (or successor form) or (2) a financial institution holding the Certificate on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the Transferor or any Paying Agent with a copy thereof.

  Payments to non-U.S. Certificate Owners not meeting the requirements of paragraph (a) above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Certificate provides the Transferor or any Paying Agent with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption from such withholding tax under the benefit of a tax treaty or
(2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the Certificate is not subject to such withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.

  If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including, in the case of a non-U.S. Certificate Owner that is a corporation, the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent in the case of a non-U.S. Certificate Owner that is an individual. If some or all of the Certificates were treated as stock in a corporation or as equity interests in a "publicly traded partnership," any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

  In addition, upon the sale of a certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or
(ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases under proposed Treasury regulations it may be possible to submit other documentary evidence. As defined by Treasury Regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

  Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

FUTURE LEGISLATION

  On June 29, 1995, H.R. 1967 (the "Bill") was introduced in the House of Representatives. The Bill would create a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" (a "FASIT"). If the Bill were enacted in its present form, it would enable trusts such as the Trust to be treated by statute as a pass-through entity not subject to entity-level tax and to issue securities that would be treated by statute as debt for federal income tax purposes. It is unclear whether the Bill will be enacted, to what extent its provisions will be modified prior to enactment, and whether its provisions, as enacted, would enable a FASIT election to be made for all or a portion of the Trust or the securities issued thereby. An Agreement may provide that the Transferor may cause a FASIT election to be made for all or a portion of the Trust if the Transferor delivers to the Trustee an opinion of counsel that such treatment will not have an adverse effect on the federal income tax treatment of any outstanding Series of Certificates.

STATE AND LOCAL TAXATION

  The discussion above does not address the tax consequences of the purchase, ownership or disposition of a Certificate under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

  ERISA and the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Certificates, a Plan fiduciary should determine whether such an investment (i) is permitted under the governing Plan instruments; (ii) is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and (iii) is prudent considering the factors discussed in this prospectus.

  Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities. Thus, a Plan fiduciary considering an investment in Offered Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

  For example, regardless of whether the Trust was deemed to hold "plan assets" of Plans that are Certificate Owners (as discussed below), the purchase of Certificates by a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" under ERISA or a "disqualified person" under the Code could constitute a prohibited transaction under the Code or ERISA unless an exemption is applicable. Accordingly, fiduciaries of a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" or "disqualified person" should consult their own counsel concerning the propriety of the investment prior to making the purchase.

  Certain transactions involved in the operation of the Trust might also be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. The U.S. Department of Labor (the "DOL") has issued a regulation (the "Regulation") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If assets of the Trust were deemed to be assets of an investing Plan, any person who is a "fiduciary," as described in the preceding paragraph, with respect to Trust assets will be a fiduciary of the investing Plan, thus increasing the scope of activities which could be considered prohibited transactions under ERISA and the Code. If investments by Plans are made in the Trust, the Trust could be deemed to hold plan assets unless one of the exceptions contained in the Regulation is applicable to the Trust.

  The Regulation contains an exception which provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets solely by reason of such acquisition. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although it is anticipated that the conditions of this exception may be met with respect to certain Classes of Certificates, no assurance can be given, and no monitoring or other measures will be taken to ensure that the exception will be met with respect to any such Class.

  The Regulation also states that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" (e.g. employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account or annuity under Section 408 of the Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity (excluding the value of any equity interests held by the Transferor, the Trustee or its affiliates) is held by benefit plan investors. No assurance can be given as to whether the value of any class of equity interests in the Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

  If the Trust were deemed to hold "plan assets" of Plans that are Certificate Owners, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable.

  In light of the foregoing, fiduciaries of a Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust which are represented by the Certificates would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

                             PLAN OF DISTRIBUTION

  The Transferor may sell Certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

  Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Helene L. Kaplan, of counsel to Skadden, Arps, Slate, Meagher & Flom, is a member of the Board of Directors of The Chase Manhattan Bank, N.A. and Chemical Bank and owns 2,400 shares of the Corporation's common stock, with the associated rights attached thereto.

                         INDEX OF TERMS FOR PROSPECTUS

                                                                           PAGE
                                                                          ------
Account Transfer.....................................................         32
Account Transfer Date................................................         32
Accounts.............................................................       1, 5
Accumulation Period..................................................         14
Additional Accounts..................................................          6
Additional Interest..................................................         16
Agreement............................................................          5
Amendment............................................................         32
Amortization Period..................................................          7
Assignment...........................................................         44
Bank.................................................................          1
Bank Merger..........................................................         34
Banking organization.................................................         36
Base Rate............................................................         26
BIF..................................................................         48
Bill.................................................................         66
Broker...............................................................         66
Cash Collateral Account..............................................         58
Cash Collateral Guaranty.............................................         58
Cede.................................................................          2
Cedel................................................................         37
Cedel Participants...................................................         37
Certificate Owners...................................................          2
Certificate Rate.....................................................          6
Certificateholders...................................................          2
Certificates.........................................................       1, 5
Chase USA............................................................          1
Chase USA Accounts...................................................         28
Chemical.............................................................         34
Chemical Bank Portfolio..............................................          5
Class................................................................       1, 5
Clearing agency......................................................         36
Clearing corporation.................................................         36
Closing Date.........................................................         12
Code................................................................. 20, 62, 63
Collateral Interest..................................................         58
Collection Account...................................................         11
Commission...........................................................          2
Companion Series.....................................................         18
Controlled Accumulation Amount.......................................         14
Controlled Amortization Amount.......................................         13
Controlled Amortization Period.......................................         13
Controlled Deposit Amount............................................         14
Controlled Distribution Amount.......................................         13
Cooperative..........................................................         38
Corporation..........................................................     11, 34
Credit Enhancement...................................................          6
Credit Enhancement Percentage........................................         48
Credit Enhancement Provider..........................................         55
Cut-Off Date.........................................................          8
Defaulted Accounts...................................................          7

                                                                           PAGE
                                                                          ------
Definitive Certificates..................................................     10
Depositaries.............................................................     35
Depository...............................................................     35
Determination Date.......................................................     50
Disclosure Document......................................................      9
Discount Option Receivables..............................................     46
Discount Percentage......................................................     46
Distribution Account.....................................................     46
Distribution Date........................................................     12
DOL......................................................................     67
DTC......................................................................      2
DTC Participants.........................................................     36
Eligible Deposit Account.................................................     46
Eligible Account.........................................................     43
Eligible Institution.....................................................     46
Eligible Receivable......................................................     43
Enhancement..............................................................      5
Enhancement Invested Amount..............................................     58
ERISA....................................................................     20
Euroclear................................................................     38
Euroclear Operator.......................................................     38
Euroclear Participants...................................................     37
Excess Finance Charge Collections........................................     16
Exchange.................................................................      9
Exchange Act.............................................................      2
FASIT....................................................................     66
FDIA.....................................................................     22
FDIC.....................................................................      8
FDR......................................................................     28
Fiduciary................................................................     67
Finance Charge Account...................................................     46
Finance Charge Receivables...............................................      8
FIRREA...................................................................     22
Full Investor Interest...................................................     17
Funding Period...........................................................     17
Group....................................................................     15
Holders..................................................................     39
Independent Investors....................................................     20
Indirect Participants....................................................     36
Ineligible Receivable....................................................     42
Interchange..............................................................  5, 31
Interest Funding Account.................................................     39
Interest Period..........................................................     11
Investor Charge-Off......................................................     16
Investor Default Amount..................................................     16
Investor Interest........................................................      7
Investor Percentage......................................................      7
Investor Servicing Fee...................................................     16
IRS...................................................................... 62, 63
L/C Bank.................................................................     58
MasterCard International.................................................     28

                                                                           PAGE
                                                                          ------
Minimum Transferor Interest..............................................      9
Monthly Interest.........................................................     16
Monthly Period...........................................................     12
Moody's..................................................................     46
Non-U.S. Certificate Owner...............................................     62
OID......................................................................     63
Participation Agreement..................................................     44
Participations...........................................................  6, 44
Party in interest........................................................     67
Pay Out Event............................................................     15
Paying Agent.............................................................     47
Permitted Investments....................................................     47
Plan assets.............................................................. 20, 67
Plans....................................................................     67
Pool factor..............................................................     55
Portfolio Yield..........................................................     26
Pre-Funding Account......................................................     17
Pre-Funding Amount.......................................................     17
Principal Account........................................................     46
Principal Amortization Period............................................     13
Principal Commencement Date..............................................     12
Principal Funding Account................................................     14
Principal Receivables....................................................      8
Principal Terms..........................................................      9
Prohibited transaction...................................................     20
Prospectus Supplement....................................................      1
Rapid Amortization Period................................................     15
Rating Agency............................................................ 20, 27
Receivables..............................................................   1, 5
Record Date..............................................................     34
Regulation...............................................................     67
Removed Accounts.........................................................      9
Reserve Account..........................................................     59
Revolving Period.........................................................     12
SAIF.....................................................................     48
Scheduled Payment Date...................................................     12
Securities Act...........................................................   2, 9
Senior Certificates......................................................      7
Series...................................................................   1, 5
Series Supplement........................................................      5
Series Termination Date..................................................     51
Service Transfer.........................................................     54
Servicer.................................................................     11
Servicer Default.........................................................     54
Servicing Fee............................................................     11
Shared Principal Collections.............................................     16
Spread Account...........................................................     59
Standard & Poor's........................................................     46
Subordinated Certificates................................................      7
Tax Counsel..............................................................     62
Tax Opinion..............................................................     10

                                                                            PAGE
                                                                            ----
Terms and Conditions.......................................................   38
Transfer Date..............................................................   14
Transferor.................................................................   11
Transferor Certificate.....................................................    9
Transfer Exchange..........................................................   32
Transferor Interest........................................................    7
Transferor Percentage......................................................   35
Trust...................................................................... 1, 5
Trust Portfolio............................................................   32
Trust Termination Date.....................................................   51
Trustee....................................................................    5
U.S. ......................................................................   20
U.S. Certificate Owner.....................................................   62
U.S. Person................................................................   62
UCC........................................................................   60
Unallocated Principal Collections..........................................   49
VISA.......................................................................   28

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Chemical Master Credit Card Trusts Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Custody accounts of investors electing to hold their Global Securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedure;

    (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue document) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

      Registration Fee.................................................... $345
      Printing and Engraving..............................................    *
      Trustee's Fees......................................................    *
      Legal Fees and Expenses.............................................    *
      Blue Sky Fees and Expenses..........................................    *
      Accountants' Fees and Expenses......................................    *
      Rating Agency Fees..................................................    *
      Miscellaneous Fees..................................................    *
                                                                           ----
        Total............................................................. $  *
                                                                           ====

     --------
     *To be filed by Amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article TENTH of the Articles of Association of The Chase Manhattan Bank
(USA) (the "Bank") provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis or such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Bank to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, the Bank shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Bank.

  The right to indemnification described in the immediately preceding paragraph shall include the right to be paid by the Bank the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Bank of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under such Article TENTH or otherwise.

  The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by the Bank within sixty days after a written claim has been received by the Bank except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification under such Article TENTH (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Bank (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Bank (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article TENTH, or by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article TENTH or otherwise shall be on the Bank.

  Article TENTH of the Bank's Articles of Association also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders or disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense.

  There are directors and officers liability insurance policies presently outstanding which insure directors and officers of the Bank, the Bank's parent and certain of its subsidiaries. The policies cover losses for which the Bank, the Bank's parent or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Bank, the Bank's parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits

   1.1 --Form of Underwriting Agreement (incorporated by reference to Exhibit
        1.1 to the Registration Statement on Form S-3 of Chemical Bank (No. 33-
        94190)).
   4.1 --Pooling and Servicing Agreement dated as of October 19, 1995 between
        Chemical Bank, as Transferor and Servicer, and The Bank of New York, as
        Trustee (incorporated by reference to Exhibit 4.1 to the Registration
        Statement on Form S-3 of Chemical Bank (No. 33-94190)).
   4.2 --Amended and Restated Pooling and Servicing Agreement to be dated as of June 1, 1996 among the Registrant, Chemical Bank and The Bank of New
        York.*
   5.1 --Opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations).*
   8.1 --Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (included in opinion to be filed as Exhibit 5.1)).*
  23.1 --Consent of Simpson Thacher & Bartlett (included in opinion to be filed as Exhibit 5.1).*
  24.1 --Powers of Attorney.

- --------
* To be filed by amendment.

 (b) Financial Statements

  All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant on behalf of the Chemical Master Credit Card Trust I (the "Trust") hereby undertakes as follows:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclose in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

    (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

    (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON MAY 24, 1996.

                                          The Chase Manhattan Bank (USA),
                                           as originator of the Trust
                                          Registrant

                                                    /s/ Keith Schuck
                                          By __________________________________
                                                      KEITH SCHUCK
                                                       CONTROLLER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON MAY 24, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                            TITLE

                  *                     Chairman of the Board and
_____________________________________    Director
         DONALD L. BOUDREAU

                  *                     President and Director
_____________________________________
           MICHAEL BARRETT

                  *                     Director
_____________________________________
            CHARLES WALSH

                  *                     Director
_____________________________________
          KENNETH BIEDERMAN

                                        Director
_____________________________________
           DEBORAH DUNCAN

              SIGNATURE                            TITLE

                  *                     Director
_____________________________________
         NATHAN HAYWARD, III

                                        Director
_____________________________________
          MICHAEL URKOWITZ

                                        Director
_____________________________________
           THOMAS C. LYNCH
                  *                     Chief Financial Officer
_____________________________________
          RICHARD L. CRAIG

          /s/ Keith Schuck              Controller (Principal
_____________________________________    Accounting Officer)
            KEITH SCHUCK

- --------
* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to powers of attorney signed by such directors and officers.

                                                    /s/ Keith Schuck
                                          -------------------------------------
                                                      KEITH SCHUCK
                                                    ATTORNEY-IN-FACT